Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 30, 2011, except for the second paragraph of Note 1 to the financial statements as to which the date is May 9, 2011, relating to the financial statements of Complete Genomics, Inc., which appears in Amendment No. 1 to the Registration Statement on Form S-1/A (No. 333-174081). We also consent to the reference to us under the heading “Experts” in Amendment No. 1 to the Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California

May 25, 2011